                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported) DECEMBER 22, 1999


                                SEMELE GROUP INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-16886                36-3465422
          --------                      -------                ----------
(State or other jurisdiction of       (Commission             (IRS Employer
 incorporation or organization)       File Number)        Identification Number)


               ONE CANTERBURY GREEN, STAMFORD, CONNECTICUT 06901
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 363-0849


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

SUMMARY

On December 22, 1999, Semele Group Inc. (the "Company" or the "Registrant"), acquired an 85% equity interest in Equis II Corporation ("Equis II") that the Company financed by issuing purchase-money notes totaling $19,586,000 to the selling Equis II stockholders. In connection with this investment, the Company also acquired a Special Beneficiary interest in four Delaware Business Trusts known as AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, and AFG Investment Trust D (collectively, the "Trusts") for $9,652,500 that the Company paid by issuing a non-recourse purchase-money note.

RELATED PARTY CONSIDERATIONS

EQUIS II CORPORATION

The stockholders of Equis II from whom the Company acquired 85% of Equis II are Gary D. Engle, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, James A. Coyne, President and Chief Operating Officer of the Company, and certain trusts established for the benefit of Mr. Engle's children. Equis II Corporation was organized in the State of Delaware in 1997 for the purpose of acquiring the Managing Trustee and holding Class B beneficiary interests in the Trusts, which were sponsored by an affiliate, Equis Financial Group Limited Partnership ("EFG"). The operations of Equis II commenced on July 17, 1997. Equis II owns the following Class B interests: AFG Investment Trust A (822,863 interests), AFG Investment Trust B (997,373 interests), AFG Investment Trust C (3,019,220 interests), and AFG Investment Trust D (3,140,683 interests) (collectively, the "Class B Interests"). AFG Investment Trust A owns 20,969 shares of the Company's common stock and has a note receivable from the Company equal to $462,353 that matures in April 2000. Through its ownership of the Class B Interests, Equis II holds approximately 62% of the voting interests in each of the Trusts, although it is not entitled to vote on certain matters, principally those involving transactions with related parties. Equis II also owns AFG ASIT Corporation, the Managing Trustee of the Trusts. As Managing Trustee of the Trusts, AFG ASIT Corporation has a 1% carried interest in the Trusts and significant influence over the operations of the Trusts.

In connection with the purchase, the Company entered into a put and call agreement with Messrs. Engle and Coyne and the Engle family trusts, which gives the Company a call right to purchase from these Equis II stockholders, and gives these Equis II stockholders a put right to sell to the Company, the 15% of Equis II that Messrs. Engle and Coyne and the Engle family trusts continue to own. A special committee of the Board of Directors of the Company, consisting of Messrs. Auch, Bartlett and Ungerleider, the Company's independent directors, unanimously approved the purchase by the Company of 85% of Equis II and the entering into of the put and call agreement to purchase the remaining 15% balance.

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED)

RELATED PARTY CONSIDERATIONS (CONTINUED)

SPECIAL BENEFICIARY INTERESTS

The Special Beneficiary interests were purchased from EFG for $9,652,500 and represent an 8.25% non-voting, carried interest in each of the Trusts. The Special Beneficiary interests were purchased with a non-recourse note having a 10 year term that bears interest at 7% per year. Interest and principal payments are required to be paid only out of and to the extent of cash distributions paid to the Company on account of the Special Beneficiary interests.

EQUIS II - TRANSACTION TERMS AND SOURCE OF FUNDS

The Company purchased 85% of the common stock of Equis II by delivering promissory notes to the selling Equis II stockholders having a total principal value of $19,586,000. In connection with the acquisition, Messrs. Engle and Coyne delivered back to the Company, and the Company canceled, the options that each of them owned to purchase 40,000 shares of Common Stock of the Company at an exercise price of $9.25 per share that were granted to them on December 30, 1997. A portion of the notes, having an aggregate principal amount of $14,600,000, mature on October 31, 2005, and bear interest at the annual rate of 7%, of which 3% is due and payable on a current quarterly basis and 4% accrues to the maturity date. Principal payments of $3,600,000, $4,000,000, $4,000,000 and $3,000,000 are due and payable on May 31, 2000, October 31, 2002, May 31, 2003, and the maturity date, respectively. The $14,600,000 of notes are prepayable without penalty.

The balance of the promissory notes issued to the Equis II stockholders in connection with the purchase of 85% of Equis II, which have a total principal value of $4,986,000, have terms identical to the terms of promissory notes payable by Messrs. Engle and Coyne to Equis II ($1,901,000) and to Old North Capital Limited Partnership ($3,085,000). (The Company, through its subsidiary Ariston Corporation, has a 98% limited partnership interest in Old North Capital Limited Partnership.) Following the acquisition of 85% of Equis II, therefore, the Company is effectively the payee of notes and accrued interest from Messrs. Engle and Coyne of $4,986,000, and it is the payor of notes to Messrs. Engle and Coyne and the Engle family trusts in the same amount. Of the $4,986,000 of promissory notes issued by the Company to the selling Equis II stockholders, promissory notes having a total principal value of $1,901,000 have terms identical to promissory notes payable to Equis II from Messrs. Engle ($1,262,264) and Coyne ($638,736). These notes bear interest at the annual rate of 7.5% payable quarterly, and all outstanding principal and interest is due on August 8, 2007. The $3,085,000 balance of the promissory notes issued by the Company to the selling Equis II stockholders have terms identical to a promissory note payable to Old North Capital Limited Partnership from Messrs. Engle ($2,048,440) and Coyne ($1,036,560), which bears interest at the annual rate of 11.5% and is payable on demand. The Company intends to make the payments on the $4,986,000 of promissory notes from the proceeds of payments made by Messrs. Engle and

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED)

EQUIS II - TRANSACTION TERMS AND SOURCE OF FUNDS (CONTINUED)

Coyne on their indebtedness to Equis II and Old North Capital Limited Partnership. If either individual fails to make timely payments, the Company will be relieved of its obligations on the $4,986,000 of notes until the default is cured.

The $19,586,000 of promissory notes are general obligations of the Company secured by a pledge to the selling Equis II stockholders of the shares of Equis II owned by the Company. This pledge is currently junior to a prior pledge of such shares to a third-party financial institution to secure indebtedness owed by Equis II totaling $19,540,000 at September 30, 1999, but will become a first priority pledge as soon as the indebtedness of Equis II has been repaid. In the case of the $14,600,000 of promissory notes, those notes issued to Mr. Engle and to the Engle family trusts are immediately due and payable if Mr. Engle ceases to be the Chief Executive Officer and a director of the Company, except if he resigns voluntarily or is terminated for cause, and those notes issued to Mr. Coyne are immediately due and payable if Mr. Coyne ceases to be the President and a director of the Company, except if he resigns voluntarily or is terminated for cause, as cause is defined in the executives' employment agreements with the Company.

The Company may in the future purchase the remaining 15% of the outstanding shares of common stock of Equis II that it does not currently own by issuing 510,000 shares of common stock of the Company to the selling Equis II stockholders in payment for the 15% balance, but only if stockholder approval for payment in shares is obtained. If stockholder approval is not obtained before December 31, 2000, the put and call agreement with respect to the purchase of the 15% balance will terminate.

VOTING TRUST

In connection with the transaction, Gary D. Engle became the sole trustee of a voting trust dated December 16, 1999, which entitles him to vote all of the Class B Interests owned by Equis II in the four Trusts. The Class B Interests owned by Equis II represent approximately 62% of the outstanding voting beneficial interests in each Trust. The voting trust also entitles Mr. Engle to vote all the shares of AFG ASIT Corporation, the Managing Trustee of each of the Trusts, owned by Equis II, which are all the shares of AFG ASIT Corporation that are outstanding. As a result, Mr. Engle has voting control of each of the Trusts on most matters which require the consent of the beneficiaries of the Trusts and he has management control of each of the Trusts through his voting control of AFG ASIT Corporation.

The voting trust may be terminated at any time by the agreement of Equis II and Mr. Engle. The voting trust will terminate when the $19,586,000 of promissory notes delivered by the Company in connection with the purchase of 85% of Equis II have been paid in full. The voting trust will also terminate if Mr. Engle ceases to be trustee of the voting trust for any reason.

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS (CONTINUED)

ACCOUNTING TREATMENT

The Company will account for the purchase of the 8.25% Special Beneficiary interest using the equity method of accounting. As a result of the voting trust agreement, which vests voting and management control of the Trusts in Mr. Engle, the Company will treat its investment in Equis II as an investment security using the equity method of accounting until such time that control is vested in the Company.

See Item 7 herein for the financial statements of Equis II and pro forma financial information for the Company.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                                      INDEX


                                                                                                 Page
                                                                                                 ----
Unaudited Financial Statements of Equis II Corporation
for the nine months ended September 30, 1999                                                      7-19


Audited Financial Statements of Equis II Corporation
for the year ended December 31, 1998                                                             20-35


Pro Forma Financial Statements and Notes                                                         36-40


EXHIBIT 2:
Stock Purchase Agreement dated December 16, 1999 between (i) Gary D. Engle, James
A. Coyne and four trusts for the benefit of Mr. Engle's children and (ii) Semele Group Inc.      42-55


                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

The financial statements of Equis II Corporation for the nine months ended September 30, 1999 are presented below.

                                      INDEX


                                                                                 Page
                                                                                 ----
FINANCIAL STATEMENTS:

Consolidated Balance Sheets
at September 30, 1999 and December 31, 1998                                        8

Consolidated Statements of Operations
for the nine months ended September 30, 1999 and 1998                              9

Consolidated Statement of Changes in Stockholders' Equity (Deficit)
for the nine months ended September 30, 1999                                      10

Consolidated Statements of Cash Flows
for the nine months ended September 30, 1999 and 1998                             11

Notes to the Consolidated Financial Statements                                  12-19


                              EQUIS II CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                    September 30, 1999 and December 31, 1998


                                                                                       (Unaudited)           (Audited)
                                                                                      September 30,        December 31,
                                                                                          1999                 1998
                                                                                    -----------------   -----------------
ASSETS

Cash and cash equivalents                                                           $      50,015,579   $      35,941,223
Restricted cash                                                                                    --          13,000,000
Marketable securities                                                                         391,540                  --
Marketable securities - affiliate                                                             114,019              86,497
Rents receivable                                                                              927,721           3,086,824
Accounts receivable - affiliate                                                             1,027,181           1,300,208
Loan receivable - Kettle Valley                                                               100,000                  --
Investment in Kettle Valley                                                                 8,837,500                  --
Interest receivable - affiliates                                                              150,668              52,500
Notes receivable - affiliates                                                               2,212,353           2,212,353
Investment in Kirkwood                                                                      6,060,000                  --
Investment - affiliate                                                                        668,813             699,626
Equipment at cost, net of accumulated depreciation                                         97,853,953         120,838,330
Other assets, net                                                                             461,766             328,874
                                                                                    -----------------   -----------------

                                                                                    $     168,821,093   $     177,546,435
                                                                                    =================   =================


LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY (DEFICIT)

Notes payable                                                                      $      85,729,189    $      93,179,009
Note payable - affiliate                                                                   1,100,000            1,100,000
Accrued interest                                                                             663,205              743,813
Accrued interest - affiliates                                                                580,431              321,412
Accrued liabilities                                                                          160,092              905,000
Accrued liabilities - affiliate                                                            2,272,775            1,798,734
Deferred rental income                                                                       265,066              914,414
Other liabilities                                                                          3,013,206              197,950
Cash distributions payable                                                                   899,201              899,201
                                                                                   -----------------    -----------------

          Total liabilities                                                               94,683,165          100,059,533
                                                                                   -----------------    -----------------


Minority interest                                                                         73,843,537           78,075,183
                                                                                   -----------------    -----------------

Stockholders' equity (deficit):
    Common stock, $0.01 par value, 3,000 shares authorized,
      issued and outstanding                                                                      30                   30
    Additional paid in capital                                                             4,207,129            4,207,129
    Accumulated deficit                                                                   (3,961,144)          (4,795,440)
    Net unrealized gain on marketable securities                                              48,376                   --
                                                                                   -----------------    -----------------

          Total stockholders' equity (deficit)                                               294,391             (588,281)
                                                                                   -----------------    -----------------

                                                                                   $     168,821,093    $     177,546,435
                                                                                   =================    =================


                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the nine months ended September 30, 1999 and 1998

                                   (Unaudited)


                                                         1999                  1998
                                                  ------------------    ------------------
Income:

     Lease revenue                                $       21,205,448    $       30,325,076

     Interest income                                       1,977,186             1,973,700

     Interest income - affiliates                            132,750                34,582

     Gain on sale of equipment                             3,618,718             2,590,805

     Management fee income                                    80,238                    --

     Other income                                          1,054,759                    --
                                                  ------------------    ------------------

         Total income                                     28,069,099            34,924,163
                                                  ------------------    ------------------


Expenses:

     Depreciation and amortization                        11,840,283            19,585,289

     Interest expense                                      5,574,539             7,577,091

     Interest expense - affiliates                           259,020               176,221

     Equipment management fees - affiliate                 1,070,079             1,386,624

     Operating expenses - affiliate                        2,320,079             1,715,433

     Minority interest                                     6,170,803             4,140,232
                                                  ------------------    ------------------

         Total expenses                                   27,234,803            34,580,890
                                                  ------------------    ------------------

Net income                                        $          834,296    $          343,273
                                                  ==================    ==================



                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                  for the nine months ended September 30, 1999

                                   (Unaudited)


Common stock:

     Balance at beginning of period                    $               30

     Common stock issued                                               --
                                                       ------------------

         Balance at end of period                      $               30
                                                       ------------------

Additional paid in capital:

     Balance at beginning of period                    $        4,207,129

     Common stock issued                                               --
                                                       ------------------

         Balance at end of period                      $        4,207,129
                                                       ------------------

Accumulated deficit:

     Balance at beginning of period                    $       (4,795,440)

     Net income                                                   834,296         834,296
                                                       ------------------

         Balance at end of period                      $       (3,961,144)
                                                       ------------------

Net unrealized gain on marketable securities:

     Balance at beginning of period                    $               --

     Unrealized gain on marketable securities                      48,376          48,376
                                                       ------------------

         Balance at end of period                      $           48,376
                                                       ==================  --------------

Comprehensive income for the period                                        $      882,672
                                                                           ==============



                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             for the nine months ended September 30, 1999 and 1998

                                   (Unaudited)


                                                                                             1999               1998
                                                                                      ----------------   ----------------
Cash flows from (used in) operating activities:
     Net income                                                                       $        834,296   $        343,273

Adjustments to reconcile net income to net cash from operating activities:
     Depreciation and amortization                                                          11,840,283         19,585,289
     Gain on sale of equipment                                                              (3,618,718)        (2,590,805)
     Minority interest                                                                      (4,281,010)        (2,732,304)
Changes in assets and liabilities:
     Decrease (increase) in:
         Cash held in escrow                                                                        --            (56,891)
         Rents receivable                                                                    2,159,103          2,591,220
         Accounts receivable - affiliate                                                       273,027            600,210
         Loan receivable - Kettle Valley                                                      (100,000)                --
         Interest receivable - affiliates                                                      (98,168)                --
         Other assets                                                                         (258,834)                --
     Increase (decrease) in:
         Accrued interest                                                                      (80,608)          (125,678)
         Accrued interest - affiliates                                                         259,019            176,221
         Accrued liabilities                                                                  (744,908)           631,583
         Accrued liabilities - affiliate                                                       474,041            777,689
         Deferred rental income                                                               (649,348)           101,375
         Other liabilities                                                                    (197,950)                --
         Notes receivable - affiliates                                                              --         (1,750,000)
                                                                                      ----------------   ----------------

           Net cash from operating activities                                                5,810,225         17,551,182
                                                                                      ----------------   ----------------

Cash flows from (used in) investing activities:
     Investment in Kettle Valley                                                            (6,204,347)                --
     Investment in Kirkwood                                                                 (6,060,000)                --
     Purchase of marketable securities                                                        (321,322)                --
     Other liabilities                                                                       3,013,206                 --
     Purchase of equipment                                                                          --           (194,756)
     Proceeds from equipment sales                                                          14,888,754          7,324,856
     Investment - affiliate                                                                     30,813           (712,313)
                                                                                      ----------------   ----------------

            Net cash from investing activities                                               5,347,104          6,417,787
                                                                                      ----------------   ----------------

Cash flows from (used in) financing activities:
     Principal payments - notes payable                                                    (10,082,973)       (26,027,586)
     Restricted cash                                                                        13,000,000         13,082,834
                                                                                      ----------------   ----------------

           Net cash from (used in) financing activities                                      2,917,027        (12,944,752)
                                                                                      ----------------   ----------------

Net increase in cash and cash equivalents                                                   14,074,356         11,024,217

Cash and cash equivalents at beginning of period                                            35,941,223         20,357,737
                                                                                      ----------------   ----------------

Cash and cash equivalents at end of period                                            $     50,015,579   $     31,381,954
                                                                                      ================   ================
Supplemental disclosure of cash flow information:
     Cash paid during the period for interest                                         $      5,655,148   $      7,702,769
                                                                                      ================   ================
Supplemental disclosure of non-cash activities:
     See Note 3 to the financial statements.



                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                               September 30, 1999
                                   (Unaudited)


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OWNERSHIP

     Equis II Corporation (the "Company") is a special purpose S-corporation that was organized in the State of Delaware in 1997 for the purpose of acquiring and holding certain beneficiary interests in four Delaware Business Trusts (the "Trusts") sponsored by an affiliate, Equis Financial Group Limited Partnership ("EFG"). The operations of the Company commenced on July 17, 1997. On July 18, 1997, EFG purchased newly issued Class B Subordinated Interests in AFG Investment Trust A (822,863 interests), AFG Investment Trust B (997,373 interests), AFG Investment Trust C (3,019,220 interests), and AFG Investment Trust D (3,140,683 interests) (collectively, the "Interests"). The purchase of the Interests resulted in EFG having voting control of each of the Trusts. The Interests were initially purchased by EFG at a cost of $5 per Interest for an aggregate purchase price of $39,900,695. EFG borrowed all of the funds necessary to purchase the Interests as follows: $35,910,625 under a Demand Note from an institutional lender and $3,990,070 under a Demand Note from Old North Capital Limited Partnership ("ONC"), an affiliate of EFG and the Company. The acquisition of the Interests was accounted for by EFG under the purchase method of accounting. On the same day, EFG sold and transferred all of the Interests to the Company at EFG's cost. The Company also borrowed the funds necessary to purchase the Interests by entering into an Acquisition Credit Agreement with the aforementioned institutional lender for $35,910,625 and assuming the ONC Demand Note. The ONC Demand Note and accrued interest of $3,990,070 and $217,059, respectively, were assumed by Gary D. Engle and James A. Coyne, partners of ONC and stockholders of the Company, on December 31, 1997.

     On July 17, 1997, the Company acquired AFG ASIT Corporation, the Managing Trustee of the Trusts, from EFG in exchange for a Demand Note of $1,100,000. The acquisition, which was between related parties, was recorded at historical cost. The difference between the face amount of the demand note and the net amount of assets and liabilities assumed was reflected as a deemed distribution in the consolidated statement of stockholders' equity for the period ended December 31, 1997. As Managing Trustee of the Trusts, AFG ASIT Corporation has a 1% carried ownership interest in the Trusts and significant influence over the operations of the Trusts.

     The Company has two stockholders, Gary D. Engle, President, and James A. Coyne, Vice President.

BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, AFG ASIT Corporation and the accounts of the Trusts. The Trusts have been consolidated as a result of the Company's ownership of the Interests, which represent a majority of the Trusts' outstanding voting interests. All intercompany balances have been eliminated in consolidation.

OTHER ASSETS

     Other assets, consisting of capitalized borrowing costs, are amortized using the straight-line method over the related debt amortization period of 5 years. Accumulated amortization at September 30, 1999 and December 31, 1998 amounted to $266,893 and $140,951, respectively.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

CASH EQUIVALENTS AND MARKETABLE SECURITIES

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Marketable securities consist of equity securities which are classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. The Company recorded an unrealized gain on available-for-sale securities of $48,376 during the nine months ended September 30, 1999 that is included as a separate component of stockholders' equity.

INCOME TAXES

     No provision or benefit from income taxes is included in the accompanying financial statements. The stockholders are responsible for reporting their proportionate share of the Company's taxable income or loss and other tax attributes on their individual tax returns.

REVENUE RECOGNITION

     Rents are payable to the Trusts monthly, quarterly or semi-annually and no significant amounts are calculated on factors other than the passage of time. The leases are accounted for as operating leases and are noncancellable. Rents received prior to their due dates are deferred. Future minimum rents of $33,682,536 are due as follows:


           For the year ending September 30, 2000            $        17,954,302
                                             2001                      7,753,574
                                             2002                      5,850,035
                                             2003                      1,831,007
                                             2004                        293,618
                                                             -------------------

                                            Total            $        33,682,536
                                                             ===================


EQUIPMENT ON LEASE

     All equipment is owned by the Trusts and was acquired from EFG, one of its affiliates or from third-party sellers. Equipment at cost means the actual cost paid by the Trusts to acquire the equipment, including acquisition fees. Where equipment was acquired from EFG or an affiliate, equipment at cost reflects the actual price paid for the equipment by EFG or the affiliate plus all actual costs incurred by EFG or the affiliate while carrying the equipment, including all liens and encumbrances, less the amount of all primary term rents earned by EFG or the affiliate prior to selling the equipment. Where the seller of the equipment was a third party, equipment at cost reflects the seller's invoice price.

DEPRECIATION AND AMORTIZATION

     The Trusts' depreciation policy is intended to allocate the cost of equipment over the period during which it produces economic benefit. The principal period of economic benefit is considered to correspond to each asset's primary lease term, which term generally represents the period of greatest revenue potential for each asset. Accordingly, to the extent that an asset is held on primary lease term, the Trusts depreciate the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trusts continue to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

     The ultimate realization of residual value for any type of equipment is dependent upon many factors, including EFG's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. EFG attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trusts and which will maximize total cash returns for each asset.

ACCRUED LIABILITIES - AFFILIATE

     Unpaid fees and operating expenses paid by EFG on behalf of the Company or its affiliates and accrued but unpaid administrative charges and management fees are reported as accrued liabilities - affiliate on the accompanying Consolidated Balance Sheets.

MINORITY INTEREST

     The Company owns approximately 60% of the Trusts' outstanding voting securities in addition to all of the common stock of the Trusts' Managing Trustee, AFG ASIT Corporation. Accordingly, the accompanying financial statements consolidate the results of the Trusts. The Company owns approximately 22% and 21% of the Trusts' partners' capital at September 30, 1999 and December 31, 1998, respectively. The outside investors' interests in the Trusts are reflected on the accompanying Consolidated Balance Sheets as minority interest and their share of income is reflected as minority interest on the Consolidated Statements of Operations.

NOTE 2 - EQUIPMENT

     At September 30, 1999, the Trusts' historical equipment cost and accumulated depreciation was $184,715,418 and $86,861,465, respectively.

     The Trusts are engaged, among other things, in the business of leasing equipment to third parties and own a diversified portfolio of assets for such purpose. Equipment types include, but are not limited to, commercial aircraft, ocean-going vessels, materials handling, construction and mining, manufacturing, computers and peripherals, and retail store fixtures. As equipment is sold to third parties, or otherwise disposed of, the Trusts recognize a gain or loss equal to the difference between the net book value of the equipment at the time of sale or disposition and the proceeds realized upon sale or disposition. The ultimate realization of estimated residual value in the equipment is dependent upon, among other things, EFG's ability to maximize proceeds from selling or re-leasing the equipment upon the expiration of the primary lease terms. At September 30, 1999, approximately 96% of the Trusts' aggregate equipment was subject to lease agreements and approximately 4% was held for sale or re-lease or being rented on a month-to-month basis. Equipment held for sale or re-lease included a SAAB SF340A aircraft formerly leased to Comair, Inc. having a cost and net book value of $4,421,116 and $1,231,246, respectively. AFG ASIT Corporation is actively seeking the sale of the SAAB SF340A aircraft and the sale or re-lease of all other equipment not on lease. In the opinion of EFG, the acquisition cost of the Trusts' equipment did not exceed its fair market value.

NOTE 3 - INVESTMENT IN KETTLE VALLEY

     On March 1, 1999, certain Trusts (collectively, the "Buyers") formed EFG/Kettle Development LLC, a Delaware limited liability company, for the purpose of acquiring a 49.9% indirect ownership interest (the "Interest") in a real estate development in Kelowna, British Columbia called Kettle Valley. EFG/Kettle Development LLC, upon receiving the Buyers' equity investment, purchased the Interest from a special purpose company ("SPC") whose subsidiaries own a 99.9% limited partnership interest in Kettle Valley Development Limited Partnership ("KVD LP"). The SPC and its subsidiaries were established by the seller, in part, for income tax purposes and have no business interests other than

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

the development of Kettle Valley. KVD LP is a Canadian Partnership that owns the property, consisting of approximately 280 acres of land. The project, which is in the early stages of being marketed to home buyers, is zoned for 1,000 residential units in addition to commercial space that, currently, is being constructed. The seller is an unaffiliated third-party company and has retained the remaining 50.1% ownership interest in the SPC. A newly organized Canadian affiliate of EFG replaced the original general partner of KVD LP on March 1, 1999.

     The Buyer's ownership share in EFG/Kettle Development LLC had a cost of $8,750,000, which was funded with cash of $6,116,847 and a non-recourse note for $2,633,153. The note bears interest at an annualized rate of 7.5% and will be fully amortized over 34 months commencing April 1, 1999. The note is secured only by the Buyer's stock interests in the SPC. In addition, the seller purchased a residual sharing interest in a Boeing 767-300 owned by the Buyers and leased to Scandinavian Airlines System. The seller paid $3,013,206 to the Buyers for the residual interest, which is subordinate to certain preferred payments to be made to the Buyers in connection with the aircraft. Payment of the residual interest is due only to the extent that the Buyers receive net residual proceeds from the aircraft. The residual interest is non-recourse to the Buyers and is reflected as Other Liabilities on the accompanying Balance Sheet at September 30, 1999. Investment in Kettle Valley at September 30, 1999 represents actual cost paid by the Trusts plus a 1% acquisition fee.

NOTE 4 - INVESTMENT SECURITIES - AFFILIATE / NOTE RECEIVABLE - AFFILIATE

     As a result of an asset exchange in 1997, one of the Trusts owns 20,969 common shares of an affiliate, Semele Group Inc. ("Semele"), and has a beneficial interest in a Note from Semele (the "Semele Note") of $462,353. The Semele Note matures in April, 2000 and bears an annual interest rate of 10% with mandatory principal reductions, if and to the extent that net proceeds are received by Semele from the sale or refinancing of its principal real estate asset consisting of an undeveloped 274-acre parcel of land near Malibu, California ("Rancho Malibu"). The Trust recognized interest income of $34,582 related to the Semele Note during the nine months ended September 30, 1999.

     In accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, marketable equity securities classified as available-for-sale are required to be carried at fair value. During the nine months ended September 30, 1999, the Trust increased the carrying value of its investment in Semele common stock to $5.4375 per share (the quoted price on the NASDAQ SmallCap market at September 30, 1999), resulting in an unrealized gain of $27,522.

NOTE 5 - INVESTMENT IN KIRKWOOD

     On May 1, 1999, the Trusts and Semele formed EFG/Kirkwood Capital LLC ("EFG/Kirkwood") for the purpose of acquiring preferred and common stock interests in Kirkwood Associates Inc. ("KAI"). The Trusts purchased Class A Interests in EFG/Kirkwood and Semele purchased Class B Interests in EFG/Kirkwood. Generally, the Class A Interest holders are entitled to certain preferred returns prior to distribution payments to the Class B Interest holders. KAI owns a ski resort, a local public utility, and land which is held for development. The resort is located in Kirkwood, California and is approximately 30 miles from South Lake Tahoe, Nevada. The Trusts' ownership interest in EFG/Kirkwood had a cost of $6,060,000, including a 1% acquisition fee ($60,000) paid to EFG.

NOTE 6 - NOTES PAYABLE

     To finance the Company's investment in the Interests, the Company borrowed $35,910,625 under an Acquisition Credit Agreement from an institutional lender and assumed $3,990,070 under the ONC Demand Note from EFG. The term note with the institutional lender bears a fluctuating interest rate based on either LIBOR plus 4.5% or Prime plus

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

2%, the applicable rate being selected at the discretion of the Company. At September 30, 1999, the rate was 10.25%. The term note is secured by the general assets and stock of the Company. In addition, EFG has pledged its Special Beneficiary Interests in the Trusts as security for the term loan. Repayment of principal and interest on the term loan is governed by terms specified in the Acquisition Credit Agreement. At September 30, 1999, the term loan had a principal balance outstanding of $19,540,000.

     Notes payable at September 30, 1999 also consisted of installment notes of $66,189,189 payable to banks and institutional lenders. The notes bear interest rates ranging between 6.76% and 14.46%, except for one note, which bears a fluctuating interest rate based on LIBOR (5.38% at September 30, 1999) plus a margin. All of the installment notes are non-recourse, and are collateralized by the equipment and assignment of the related lease payments. Generally, the installment notes will be fully amortized by noncancellable rents. However, the Trusts have balloon payment obligations of $40,450,000, $4,117,864 and $1,129,684 at the expiration of certain lease terms (those related to an SAS Aircraft, certain rail equipment and an MD-87 jet aircraft leased by Reno Air, Inc., respectively).

     Future principal payments due in connection with the above debt obligations are as follows:


           For the year ending September 30, 2000          $        16,311,082
                                             2001                   47,857,819
                                             2002                    6,487,508
                                             2003                   14,786,441
                                             2004                      286,339
                                                           -------------------

                                            Total          $        85,729,189
                                                           ===================


     The Company issued a Demand Note in the amount of $1,100,000 (the "EFG Note") to acquire AFG ASIT Corporation from EFG. The note bears an annual interest rate of 11.5% and repayments thereof are subordinate to the Company's institutional indebtedness. The EFG Note is recorded as note payable - affiliate on the Consolidated Balance Sheet. The carrying amount of the Company's indebtedness approximates fair value at September 30, 1999.

NOTE 7 - RELATED PARTY TRANSACTIONS

     The Company purchased the Interests and acquired AFG ASIT Corporation from EFG (see Note 1). Mr. Engle, a stockholder in the Company, owns and controls the general partner of EFG and is a limited partner in EFG. Mr. Coyne, also a stockholder in the Company, is an officer of EFG. EFG holds an 8.25% Special Beneficiary Interest in each of the Trusts and has deferred collection of certain distributions it is entitled to receive as Special Beneficiary in the Trusts until such time as the institutional indebtedness of the Company has been satisfied. Accordingly, EFG entered into a Pledge and Security Agreement (the "Pledge Agreement") with the Company's institutional lender. In consideration for EFG's pledge, the Company created a note in favor of EFG which accrues the equivalent of all amounts absorbed by the Company as a result of the Pledge Agreement. The accumulated debt balance to EFG accrues interest at the rate of 11.5% per annum and is subordinate to the Company's institutional indebtedness. At September 30, 1999, the Company owed EFG principal of $2,096,714 for such amounts loaned pursuant to the Pledge Agreement.

     At September 30, 1999, the Company had accrued interest of $580,431 related to the EFG Note (see Note 6) and amounts loaned by EFG pursuant to the Pledge Agreement. This amount is recorded as accrued interest - affiliates on the accompanying consolidated balance sheet. The collection of such amount is deferred until such time as the institutional indebtedness of the Company has been satisfied.

     On August 8, 1998, the Company extended a loan of $1,750,000 to Mr. Engle and Mr. Coyne. The corresponding note receivable bears an interest rate of 7.5% and is payable on August 8, 2007.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

     All operating expenses incurred by the Trusts are paid by EFG on behalf of the Trusts and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the nine months ended September 30, 1999 and 1998, which were paid or accrued by the Trusts to EFG or its Affiliates, are as follows:


                                                               1999                  1998
                                                         ---------------       ---------------

               Equipment acquisition fees                $        63,212       $         2,556
               Equipment management fees                       1,070,079             1,386,624
               Administrative charges                            481,256               232,299
               Reimbursable operating
                    expenses due to third parties              1,818,916             1,441,218
                                                         ---------------       ---------------

                                              Total      $     3,433,463       $     3,062,697
                                                         ===============       ===============


     As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trusts. Such services include all aspects of acquisition, management and sale of equipment. For acquisition services, EFG was compensated by an amount equal to .28% of Asset Base Price paid by the Trusts for each asset acquired for the Trusts' initial asset portfolio. For reinvestment acquisitions during the Trusts' initial reinvestment periods, EFG was compensated by an amount equal to 3% of Asset Base Price paid by the Trusts. For subsequent reinvestment activity, EFG is compensated by an amount equal to 1% of asset base price paid by the Trusts. For management services, EFG is compensated by an amount equal to (i) 5% of gross operating lease rental revenue and 2% of gross full payout lease rental revenue received by the Trusts with respect to assets acquired on or prior to the expiration of their initial reinvestment periods or
(ii) 2% of gross lease rental revenue received by the Trusts for equipment acquisitions subsequent to the initial reinvestment periods. Both of these fees are subject to certain limitations defined in the Trust Agreements. For non-equipment investments other than cash, AFG ASIT Corporation receives an annualized management fee of 1%.

     Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trusts. Reimbursable operating expenses due to third parties represent costs paid by EFG on behalf of the Trusts which are reimbursed to EFG at actual cost. Administrative charges and reimburseable operating expenses for the nine months ended September 30, 1999 include adjustments for 1998 actual costs of approximately $133,000 and $96,000, respectively.

     All equipment was purchased from EFG, one of its Affiliates, or directly from third-party sellers. The Trusts' purchase price is determined by the method described in Note 1, Equipment on Lease.

     All rents and proceeds from the sale of equipment are paid by the lessees directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trusts. At September 30, 1999, the Trusts were owed $1,027,181 by EFG for such funds and the interest thereon. These funds were remitted to the Trusts in October 1999.

     During 1998, one of the Trusts purchased limited partnership units (the "Units") in AFG International Limited Partnership (the "Partnership"), a real estate limited partnership sponsored by EFG that owns two commercial buildings leased to an investment-grade educational institution. The Trust purchased 7.25 Units at a cost of $100,000 per unit for an aggregate purchase price of $725,000. As a result of the purchase of the Units, the Trust owns approximately 22.5% of the Partnership. The Trust accounts for its investment in the Partnership under the equity method of accounting. As such, the carrying value of the Trust's investment in the Partnership is increased or decreased by an amount equal to the Trust's share of the Partnership's income or losses, respectively, and decreased for any

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

distributions received from the Partnership. At September 30, 1999, this investment had a carrying balance of $668,813 and is reflected as Investment - affiliate on the accompanying Consolidated Balance Sheet.

NOTE 8 - LEGAL PROCEEDINGS

     On or about January 15, 1998, certain plaintiffs (the "Plaintiffs") filed a class and derivative action, captioned LEONARD ROSENBLUM, ET AL. V. EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, ET AL., in the United States District Court for the Southern District of Florida (the "Court") on behalf of a proposed class of investors in 28 equipment leasing programs sponsored by EFG, including the Trusts (collectively, the "Nominal Defendants"), against EFG and a number of its affiliates, including AFG ASIT Corporation, as defendants (collectively, the "Defendants"). Certain of the Plaintiffs, on or about June 24, 1997, had filed an earlier derivative action, captioned LEONARD ROSENBLUM, ET AL. V. EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, ET AL., in the Superior Court of the Commonwealth of Massachusetts on behalf of the Nominal Defendants against the Defendants. Both actions are referred to herein collectively as the "Class Action Lawsuit." The Class Action Lawsuit was divided into two sub-classes on March 22, 1999.

     On May 26, 1999, the Court issued its Order and Final Judgment approving settlement of the Class Action Lawsuit with respect to claims asserted by the Plaintiffs on behalf of the sub-class that includes the Trusts. Claims involving the second sub-class, not including the Trusts, remain pending. As a result of the settlement, the Trusts declared a special cash distribution of $4,000,000, including legal fees for Plaintiffs' counsel of $215,000, that was paid in July 1999. In addition, the Company agreed to commit $9,000,000 of its Class B Capital Contributions (paid in connection with its purchase of Class B Interests in July 1997) to the Trusts for the Trusts' investment purposes. In the absence of this commitment, the Company would have been entitled to receive a Class B Capital Distribution for this amount pursuant to the Trust Agreement, as amended.

     In addition to the foregoing, the Trusts are parties to other lawsuits that have arisen out of the conduct of their business, principally involving disputes or disagreements with lessees over lease terms and conditions. The following action was resolved during the nine months ended September 30, 1999:

ACTION INVOLVING NATIONAL STEEL CORPORATION

         EFG, on behalf of the Trusts and certain affiliated investment programs (collectively, the "Plaintiffs"), filed an action in the Commonwealth of Massachusetts Superior Court, Department of the Trial Court in and for the County of Suffolk on July 27, 1995, for damages and declaratory relief against a lessee of the Trusts, National Steel Corporation ("National Steel"). The Complaint sought reimbursement from National Steel of certain sales and/or use taxes paid to the State of Illinois in connection with equipment leased by National Steel from the Plaintiffs and other remedies provided under the Master Lease Agreement ("MLA"). On August 30, 1995, National Steel filed a Notice of Removal, which removed the case to United States District Court, District of Massachusetts. On September 7, 1995, National Steel filed its Answer to the Plaintiff's Complaint along with Affirmative Defenses and Counterclaims and sought declaratory relief, alleging breach of contract, implied covenant of good faith and fair dealing, and specific performance. The Plaintiffs filed an Answer to National Steel's Counterclaims on September 29, 1995. The parties discussed settlement with respect to this matter for some time; however, the negotiations were unsuccessful. The Plaintiffs filed an Amended and Supplemental Complaint alleging further default under the MLA and filed a motion for Summary Judgment on all claims and Counterclaims. The Court held a hearing on the Plaintiff's motion in December 1997 and later entered a decision dismissing certain of National Steel's Counterclaims, finding in favor of the Plaintiffs on certain issues and in favor of National Steel on other issues. On May 11, 1999, the parties executed a comprehensive settlement agreement to resolve all outstanding issues, including reimbursement to the Trusts for the disputed sales tax items referenced above. This matter did not have a material effect on the Trusts' financial position or results of operations.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)

NOTE 9 - YEAR 2000 ISSUE

     The Year 2000 Issue generally refers to the capacity of computer programming logic to correctly identify the calendar year. Many companies utilize computer programs or hardware with date sensitive software or embedded chips that could interpret dates ending in "00" as the year 1900 rather than the year 2000. In certain cases, such errors could result in system failures or miscalculations that disrupt the operations of the affected businesses. The Company uses information systems provided by EFG and has no information systems of its own. EFG has adopted a plan to address the Year 2000 Issue that consists of four phases: assessment, remediation, testing, and implementation and has elected to utilize principally internal resources to perform all phases. EFG has completed its Year 2000 project at an aggregate cost of less than $50,000 and at a di minimus cost to the Company. All costs incurred in connection with EFG's Year 2000 project have been expensed as incurred.

     EFG's primary information software was coded by a third party at the point of original design to use a four digit field to identify calendar year. All of the Company's and the Trusts' lease billings, cash receipts and equipment remarketing processes are performed using this proprietary software. In addition, EFG has gathered information about the Year 2000 readiness of significant vendors and third party servicers and continues to monitor developments in this area. All of EFG's peripheral computer technologies, such as its network operating system and third-party software applications, including payroll and electronic banking, have been evaluated for potential programming changes and have required only minor modifications to function properly with respect to dates in the year 2000 and thereafter. EFG understands that each of its, the Company's and the Trusts' significant vendors and third-party servicers are in the process, or have completed the process, of making their systems Year 2000 compliant. Substantially all parties queried indicated that their systems are Year 2000 compliant.

     Presently, EFG is not aware of any outside customer with a Year 2000 Issue that would have a material effect on the Company's or Trusts' results of operations, liquidity, or financial position. The Company's and Trusts' equipment leases were structured as triple net leases, meaning that the lessees are responsible for, among other things, (i) maintaining and servicing all equipment during the lease term, (ii) ensuring that all equipment functions properly and is returned in good condition, normal wear and tear excepted, and
(iii) insuring the assets against casualty and other events of loss. Non-compliance with lease terms on the part of a lessee, including failure to address Year 2000 Issues, could result in lost revenues and impairment of residual values of the Company's or Trusts' equipment assets under a worst-case scenario.

     EFG believes that its Year 2000 compliance plan will be effective in resolving all material Year 2000 risks in a timely manner and that the Year 2000 Issue will not pose significant operational problems with respect to its computer systems or result in a system failure or disruption of its, the Company's or the Trusts' business operations. However, EFG has no means of ensuring that all customers, vendors and third-party servicers will conform ultimately to Year 2000 standards. The effect of this risk to the Company is not determinable.

NOTE 10 - SUBSEQUENT EVENT

     In October 1999, certain Trusts sold a Boeing 747 aircraft formerly leased to British Airways PLC that had been fully depreciated. The Trusts received sale proceeds of $2,000,000.

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

The audited financial statements of Equis II Corporation for the year ended December 31, 1998 are presented below.

                                      INDEX


                                                                                 Page
                                                                                 ----
FINANCIAL STATEMENTS:

Report of Independent Auditors                                                    21

Consolidated Balance Sheets
at December 31, 1998 and 1997                                                     22

Consolidated Statements of Operations
for the year ended December 31, 1998 and the period July 17, 1997
(commencement of operation) to December 31, 1997                                  23

Consolidated Statement of Changes in Stockholders' Equity (Deficit)
for the year ended December 31, 1998 and the period July 17, 1997
(commencement of operation) to December 31, 1997                                  24

Consolidated Statements of Cash Flows
for the year ended December 31, 1998 and the period July 17, 1997
(commencement of operation) to December 31, 1997                                  25

Notes to the Consolidated Financial Statements                                  26-35


                         REPORT OF INDEPENDENT AUDITORS

To the stockholders of Equis II Corporation:

We have audited the accompanying consolidated balance sheets of Equis II Corporation as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 1998 and the period from July 17, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equis II Corporation at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and the period from July 17, 1997 (commencement of operations) to December 31, 1997 in conformity with generally accepted accounting principles.

As described in Note 1, the accompanying consolidated financial statements of the Company for the period from inception (July 17, 1997) through December 31, 1997, have been restated to include the accounts of certain Trusts controlled by the Company.

                                                     Ernst & Young LLP

Boston, Massachusetts
June 30, 1999

                              EQUIS II CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1997


                                                                                                      Restated (See Note 1)
                                                                                       1998                    1997
                                                                                   -----------------    -----------------
ASSETS

Cash and cash equivalents                                                          $      35,941,223    $      20,357,737
Restricted cash                                                                           13,000,000           26,006,553
Cash held in escrow                                                                               --            3,017,318
Rents receivable                                                                           3,086,824            4,162,290
Accounts receivable - affiliate                                                            1,300,208            2,067,853
Interest receivable - affiliates                                                              52,500                   --
Notes receivable - affiliates                                                              2,212,353              462,353
Investment securities - affiliate                                                             86,497              157,270
Investment - affiliate                                                                       699,626                   --
Equipment at cost, net of accumulated depreciation                                       120,838,330          150,605,602
Other assets, net                                                                            328,874              423,592
                                                                                   -----------------    -----------------

                                                                                   $     177,546,435    $     207,260,568
                                                                                   =================    =================


LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY (DEFICIT)

Notes payable                                                                      $      93,179,009    $     122,660,437
Note payable - affiliate                                                                   1,100,000            1,100,000
Accrued interest                                                                             743,813              976,997
Accrued interest - affiliate                                                                 321,412               70,123
Accrued liabilities                                                                          905,000               54,700
Accrued liabilities - affiliate                                                            1,798,734              834,549
Deferred rental income                                                                       914,414              281,324
Other liabilities                                                                            197,950                   --
Cash distributions payable                                                                   899,201              913,243
                                                                                   -----------------    -----------------

          Total liabilities                                                              100,059,533          126,891,373
                                                                                   -----------------    -----------------

Minority interest                                                                         78,075,183           79,869,334
                                                                                   -----------------    -----------------

Stockholders' equity (deficit):
    Common stock, $0.01 par value, 3,000 shares authorized
      and issued                                                                                  30                   30
    Additional paid in capital                                                             4,207,129            4,207,129
    Accumulated deficit                                                                   (4,795,440)          (3,592,410)
    Net unrealized losses                                                                         --             (114,888)
                                                                                   -----------------    -----------------

          Total stockholders' equity (deficit)                                              (588,281)             499,861
                                                                                   -----------------    -----------------

                                                                                   $     177,546,435    $     207,260,568
                                                                                   =================    =================



                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       for the year ended December 31, 1998 and the period July 17, 1997
                (commencement of operations) to December 31, 1997


                                                                                                       Restated (See Note 1)
                                                                                                       Period from July 17,
                                                                                                        1997 (commencement
                                                                                                        of operations) to
                                                                                                           December 31,
                                                                                        1998                  1997
                                                                                 ------------------    ------------------
Income:

     Lease revenue                                                               $       38,730,887    $       23,268,420

     Interest income                                                                      2,561,342             1,402,495

     Interest income - affiliates                                                            98,735                    --

     Gain (loss) on sale/exchange of equipment                                            2,872,776            (1,397,772)
                                                                                 ------------------    ------------------

         Total income                                                                    44,263,740            23,273,143
                                                                                 ------------------    ------------------


Expenses:

     Depreciation and amortization                                                       24,052,618            16,495,596

     Write-down of investment securities - affiliate                                        186,105                    --

     Interest expense                                                                     9,676,338             4,915,321

     Interest expense - affiliate                                                           251,288               287,212

     Equipment management fees
       - affiliate                                                                        1,772,762             1,052,202

     Operating expenses - affiliate                                                       2,241,486             1,334,299

     Minority interest                                                                    7,286,173             1,413,050
                                                                                 ------------------    ------------------

         Total expenses                                                                  45,466,770            25,497,680
                                                                                 ------------------    ------------------


Net loss                                                                         $       (1,203,030)   $       (2,224,537)
                                                                                 ==================    ==================


                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
       for the year ended December 31, 1998 and the period July 17, 1997
                (commencement of operations) to December 31, 1997


                                                                                             Restated (See Note 1)
                                                                                             Period from July 17,
                                                                                              1997 (commencement
                                                                                              of operations) to
                                                                                                 December 31,
                                                                      1998                          1997
                                                           --------------------------------    -----------------------------------
Common Stock:

     Balance at beginning of period                        $               30                  $               --

     Common stock issued (3,000 shares in 1997)                            --                                  30
                                                           ------------------                  ------------------

         Balance at end of period                          $               30                  $               30
                                                           ------------------                  ------------------

Additional Paid in Capital:

     Balance at beginning of period                        $        4,207,129                  $               --

     Assumption of debt by stockholders                                    --                           4,207,129
                                                           ------------------                  ------------------

         Balance at end of period                          $        4,207,129                  $        4,207,129
                                                           ------------------                  ------------------

Accumulated Deficit:

     Balance at beginning of period                        $       (3,592,410)                 $               --

     Net loss                                                      (1,203,030)     (1,203,030)         (2,224,537)     (2,224,537)

     Deemed distribution to affiliate                                      --                          (1,100,000)

     Accumulated deficit - ASIT Corp.                                      --                            (267,873)
                                                           ------------------                  ------------------

         Balance at end of period                          $       (4,795,440)                 $       (3,592,410)
                                                           ------------------                  ------------------

Unrealized Loss on Investment Securities - Affiliate:

     Balance at beginning of period                        $         (114,888)                 $               --

     Unrealized loss on investment securities                         (70,502)        (70,502)           (114,888)       (114,888)

     Reclassification adjustment for write-down                       185,390         185,390                  --
                                                           ------------------                  ------------------
     of investment securities - affiliate

         Balance at end of period                          $               --                  $         (114,888)
                                                           ==================  --------------  ==================  --------------


Comprehensive loss                                                             $   (1,088,142)                     $   (2,339,425)
                                                                               ==============                      ==============


                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       for the year ended December 31, 1998 and the period July 17, 1997
                (commencement of operations) to December 31, 1997


                                                                                                     Restated (See Note 1)
                                                                                                     Period from July 17,
                                                                                                      1997 (commencement
                                                                                                       of operations) to
                                                                                                         December 31,
                                                                                            1998               1997
                                                                                      ----------------   ----------------
Cash flows from (used in) operating activities:
Net loss                                                                              $     (1,203,030)  $     (2,224,537)
Adjustments to reconcile net loss to net cash
   from operating activities:
     Depreciation and amortization                                                          24,052,618         16,495,596
     (Gain) loss on sale/exchange of equipment                                              (2,872,776)         1,397,772
     Write-down of investment securities - affiliate                                           186,105                 --
     Minority interest                                                                      (1,808,637)       (16,425,013)
Changes in assets and liabilities:
     Decrease (increase) in:
         Cash held in escrow                                                                 3,017,318         (3,017,318)
         Rents receivable                                                                    1,075,466          3,759,630
         Accounts receivable - affiliate                                                       767,645           (660,218)
         Interest receivable - affiliates                                                      (52,500)                --
         Notes receivable - affiliates                                                      (1,750,000)                --
         Other assets                                                                               --           (469,825)
     Increase (decrease) in:
         Accrued interest                                                                     (233,184)          (123,448)
         Accrued interest - affiliates                                                         251,289             70,123
         Accrued liabilities                                                                   850,300             (6,525)
         Accrued liabilities - affiliate                                                       964,185            545,865
         Deferred rental income                                                                633,090           (291,770)
         Other liabilities                                                                     197,950                 --
                                                                                      ----------------   ----------------
           Net cash from (used in) operating activities                                     24,075,839           (949,668)
                                                                                      ----------------   ----------------
Cash flows from (used in) investing activities:
     Dividend received                                                                              --             41,939
     Purchase of equipment                                                                    (194,756)       (68,016,808)
     Proceeds from equipment sales                                                           8,876,904          3,348,239
     Investment - affiliate                                                                   (699,626)                --
                                                                                      ----------------   ----------------
            Net cash from (used in) investing activities                                     7,982,522        (64,626,630)
                                                                                      ----------------   ----------------

Cash flows from (used in) financing activities:
     Proceeds from capital contributions                                                            --          4,275,744
     Restricted cash                                                                        13,006,553        (26,006,553)
     Proceeds from notes payable                                                                    --         92,904,129
     Principal payments - notes payable                                                    (29,481,428)       (19,196,213)
                                                                                      ----------------   ----------------
           Net cash from (used in) financing activities                                    (16,474,875)        51,977,107
                                                                                      ----------------   ----------------

Net increase (decrease) in cash and cash equivalents                                        15,583,486        (13,599,191)

Cash and cash equivalents at beginning of period                                            20,357,737         33,956,928
                                                                                      ----------------   ----------------

Cash and cash equivalents at end of period                                            $     35,941,223   $     20,357,737
                                                                                      ================   ================

Supplemental disclosure of cash flow information:
     Cash paid during the period for interest                                         $      9,909,521   $      5,038,769
                                                                                      ================   ================

Supplemental disclosure of non-cash activities:
     Purchase of AFG ASIT Corporation by indebtedness to an affiliate of $1,100,000 in 1997.

     During 1997, a Trust sold equipment to third parties which assumed related debt and interest of $2,624,639 and $13,998, respectively.

     See Notes 1, 2 and 3 to the financial statements.



                 The accompanying notes are an integral part of
                          these financial statements.

                              EQUIS II CORPORATION

                 Notes to the Consolidated Financial Statements

                                December 31, 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OWNERSHIP

     Equis II Corporation (the "Company") is a special purpose S-corporation that was organized in the State of Delaware in 1997 for the purpose of acquiring and holding certain beneficiary interests in four Delaware Business Trusts (the "Trusts") sponsored by an affiliate, Equis Financial Group Limited Partnership ("EFG"). The operations of the Company commenced on July 17, 1997. On July 18, 1997, EFG purchased newly issued Class B Subordinated Interests in AFG Investment Trust A (822,863 interests), AFG Investment Trust B (997,373 interests), AFG Investment Trust C (3,019,220 interests), and AFG Investment Trust D (3,140,683 interests) (collectively, the "Interests"). The purchase of the Interests resulted in EFG having voting control of each of the Trusts. The Interests were initially purchased by EFG at a cost of $5 per Interest for an aggregate purchase price of $39,900,695. EFG borrowed all of the funds necessary to purchase the Interests as follows: $35,910,625 under a Demand Note from an institutional lender and $3,990,070 under a Demand Note from Old North Capital Limited Partnership ("ONC"), an affiliate of EFG and the Company. The acquisition of the Interests was accounted for by EFG under the purchase method of accounting. On the same day, EFG sold and transferred all of the Interests to the Company at EFG's cost. The Company also borrowed the funds necessary to purchase the Interests by entering into an Acquisition Credit Agreement with the aforementioned institutional lender for $35,910,625 and assuming the ONC Demand Note. The ONC Demand Note and accrued interest of $3,990,070 and $217,059, respectively, were assumed by Gary D. Engle and James A. Coyne, partners of ONC and stockholders of the Company, on December 31, 1997.

     On July 17, 1997, the Company acquired AFG ASIT Corporation, the Managing Trustee of the Trusts, from EFG in exchange for a Demand Note of $1,100,000. The acquisition, which was between related parties, was recorded at historical cost. The difference between the face amount of the demand note and the net amount of assets and liabilities assumed was reflected as a deemed distribution in the consolidated statement of stockholders' equity for the period ended December 31, 1997. As Managing Trustee of the Trusts, AFG ASIT Corporation has a 1% carried ownership interest in the Trusts and significant influence over the operations of the Trusts.

     The Company has two stockholders, Gary D. Engle, President, and James A. Coyne, Vice President.

BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, AFG ASIT Corporation and the accounts of the Trusts. The Trusts have been consolidated as a result of the Company's ownership of the Interests, which represent a majority of the Trusts' outstanding voting interests. All intercompany balances have been eliminated in consolidation.

     As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Statement 130 establishes new rules for the reporting and the display of comprehensive income and its components; however, the adoption of this statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income (loss). At December 31, 1997, the cumulative amount of other comprehensive losses was $114,888.

     PRIOR PERIOD ADJUSTMENT - The accompanying consolidated financial statements of the Company for the period from inception (July 17, 1997) through December 31, 1997, have been restated to include the accounts of the Trusts, which are controlled by the Company, and which were excluded in error from the previously issued consolidated financial statements of the Company.

                              EQUIS II CORPORATION

                 Notes to the Consolidated Financial Statements

                                  (Continued)


OTHER ASSETS

     Other assets, consisting of capitalized borrowing costs, are amortized using the straight-line method over the related debt amortization period of 5 years. Accumulated amortization at December 31, 1998 and 1997 amounted to $140,951 and $46,983, respectively.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS AND RESTRICTED CASH

     The Company and its affiliates consider liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. From time to time, the Company and its affiliates invest excess cash with large institutional banks in federal agency discount notes and reverse repurchase agreements with overnight maturities. Under the terms of the agreements, title to the underlying securities passes to the Company or its affiliates. The securities underlying the agreements are book entry securities. At December 31, 1998, the Company and its affiliates had $43,255,000 invested in federal agency discount notes and reverse repurchase agreements secured by U.S. Treasury Bills or interests in U.S. Government securities. Cash of $13,000,000 was restricted as to its use pending the outcome of the Class Action Lawsuit described in Note
6. See also Note 8 regarding settlement of the Class Action Lawsuit.

INCOME TAXES

     No provision or benefit from income taxes is included in the accompanying financial statements. The stockholders are responsible for reporting their proportionate share of the Company's taxable income or loss and other tax attributes on their individual tax returns.

REVENUE RECOGNITION

     Rents are payable to the Trusts monthly, quarterly or semi-annually and no significant amounts are calculated on factors other than the passage of time. The leases are accounted for as operating leases and are noncancellable. Rents received prior to their due dates are deferred. Future minimum rents of $51,858,158 are due as follows:


         For the year ending December 31, 1999           $    23,680,520
                                          2000                16,512,899
                                          2001                 5,674,087
                                          2002                 4,479,006
                                          2003                 1,364,837
                                    Thereafter                   146,809
                                                         ---------------
                                         Total           $    51,858,158
                                                         ===============


EQUIPMENT ON LEASE

         All equipment is owned by the Trusts and was acquired from EFG, one of its affiliates or from third-party sellers. Equipment at cost means the actual cost paid by the Trusts to acquire the equipment, including acquisition fees. Where equipment was acquired from EFG or an affiliate, equipment at cost reflects the actual price paid for the equipment by EFG or the affiliate plus all actual costs incurred by EFG or the affiliate while carrying the equipment, including all liens and encumbrances, less the amount of all primary term rents earned by EFG or the affiliate prior to

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


selling the equipment. Where the seller of the equipment was a third party, equipment at cost reflects the seller's invoice price.

DEPRECIATION AND AMORTIZATION

     The Trusts' depreciation policy is intended to allocate the cost of equipment over the period during which it produces economic benefit. The principal period of economic benefit is considered to correspond to each asset's primary lease term, which term generally represents the period of greatest revenue potential for each asset. Accordingly, to the extent that an asset is held on primary lease term, the Trusts depreciate the difference between (i) the cost of the asset and (ii) the estimated residual value of the asset on a straight-line basis over such term. For purposes of this policy, estimated residual values represent estimates of equipment values at the date of primary lease expiration. To the extent that an asset is held beyond its primary lease term, the Trusts continue to depreciate the remaining net book value of the asset on a straight-line basis over the asset's remaining economic life. Periodically, the Managing Trustee, AFG ASIT Corporation, evaluates the net carrying value of equipment to determine whether it exceeds estimated net realizable value. For purposes of this comparison, "net carrying value" represents, at a given date, the net book value (equipment cost less accumulated depreciation for financial reporting purposes) of the Trusts equipment and "net realizable value" represents, at the same date, the aggregate undiscounted cash flows resulting from future contracted lease payments plus the estimated residual value of the Trusts' equipment. AFG ASIT Corporation evaluates significant equipment assets, such as aircraft and vessels, individually. All other assets are evaluated collectively by equipment type unless AFG ASIT Corporation learns of specific circumstances, such as a lessee default, technological obsolescence, or other market developments, which could affect the net realizable value of particular assets. Adjustments to reduce the net carrying value of equipment are recorded in those instances where estimated net realizable value is considered to be less than net carrying value. To the extent that such adjustments were recorded, they are reflected separately on the accompanying Statement of Operations as Write-Down of Equipment.

     The ultimate realization of residual value for any type of equipment is dependent upon many factors, including EFG's ability to sell and re-lease equipment. Changing market conditions, industry trends, technological advances, and many other events can converge to enhance or detract from asset values at any given time. EFG attempts to monitor these changes in order to identify opportunities which may be advantageous to the Trusts and which will maximize total cash returns for each asset.

ACCRUED LIABILITIES - AFFILIATE

     Unpaid fees and operating expenses paid by EFG on behalf of the Company or its affiliates and accrued but unpaid administrative charges and management fees are reported as accrued liabilities - affiliate on the accompanying Consolidated Balance Sheets.

MINORITY INTEREST

     The Company owns approximately 60% of the Trusts' outstanding voting securities in addition to all of the common stock of the Trusts' Managing Trustee, AFG ASIT Corporation. Accordingly, the accompanying financial statements consolidate the results of the Trusts. The Company owns approximately 21% and 32% of the Trusts' partners' capital at December 31, 1998 and 1997, respectively. The outside investors' interests in the Trusts are reflected on the accompanying Consolidated Balance Sheets as minority interest and their share of the respective income is reflected as minority interest on the Consolidated Statements of Operations.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


NOTE 2 - EQUIPMENT

     At the date of the Company's acquisition of the Interests, July 17, 1997, the book value of the Trusts' equipment was approximately $104,500,000 and approximated fair value. At December 31, 1998, the Trusts' historical equipment cost and accumulated depreciation was $229,925,445 and $109,087,115, respectively.

     The Trusts are engaged in the business of leasing equipment to third parties and own a diversified portfolio of assets for such purpose. Equipment types include commercial aircraft, ocean-going vessels, materials handling, construction and mining, manufacturing, computers and peripherals, and retail store fixtures, among others. As equipment is sold to third parties, or otherwise disposed of, the Trusts recognize a gain or loss equal to the difference between the net book value of the equipment at the time of sale or disposition and the proceeds realized upon sale or disposition. The ultimate realization of estimated residual value in the equipment is dependent upon, among other things, EFG's ability to maximize proceeds from selling or re-leasing the equipment upon the expiration of the primary lease terms. At December 31, 1998, approximately 90% of the Trusts' aggregate equipment was subject to lease agreements and approximately 10% was held for sale or re-lease or being rented on a month-to-month basis. Equipment held for sale or re-lease included a McDonnell Douglas MD-82 aircraft formerly leased to Alaska Airlines, Inc. having a cost and net book value of $15,275,446 and $9,346,384, respectively (see Note 8 - Subsequent Events) and a SAAB SF340A aircraft formerly leased to Comair, Inc. having a cost and net book value of $4,421,116 and $1,415,736, respectively. AFG ASIT Corporation is actively seeking the sale of the SAAB SF 340A aircraft and the sale or re-lease of all other equipment not on lease.

     During August 1997, one of the Trusts exchanged certain locomotives for a proportionate interest in certain other locomotives. The Trust's original locomotives had a cost and a net book value of $4,819,218 and $3,151,503, respectively, and had associated indebtedness of $1,235,989 at the time of the exchange. The replacement locomotives were recorded at their estimated fair value of $4,574,485 and the Trust assumed associated debt of $3,120,127. The exchange resulted in the recognition of a net loss, for financial statement purposes, of $461,156.

     Certain of the Trusts' equipment and related lease payment streams were used to secure term loans with third-party lenders. At December 31, 1998, the Trusts' equipment included leveraged equipment having an original cost of approximately $138,280,000 and a net book value of approximately $102,306,000.

     Generally, the costs associated with maintaining, insuring and operating the Trusts' equipment are incurred by the respective lessees pursuant to terms specified in their individual lease agreements with the Trusts.

NOTE 3 - INVESTMENT SECURITIES - AFFILIATE / NOTE RECEIVABLE - AFFILIATE

     As a result of an asset exchange in 1997, one of the Trusts obtained 20,969 common shares of an affiliate, Semele Group Inc. ("Semele"), and has a beneficial interest in a Note from Semele (the "Semele Note") of $462,353. The Semele Note bears an annual interest rate of 10% and will be amortized over three years with mandatory principal reductions, if and to the extent that net proceeds are received by Semele from the sale or refinancing of its principal real estate asset consisting of an undeveloped 274-acre parcel of land near Malibu, California ("Rancho Malibu"). The Trust recognized interest income of $46,235 related to the Semele Note during the year ended December 31, 1998.

     In accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, marketable equity securities classified as available-for-sale are required to be carried at fair value. During the year ended December 31, 1998, the Trust decreased the carrying value of its investment in Semele common stock to $4.125 per share (the quoted price of the Semele stock on NASDAQ at December 31, 1998) resulting in an unrealized loss in 1998 of $70,773. At December 31, 1998, AFG ASIT Corporation determined that the decline in market value of the Semele common stock was other-than-temporary. As a result, the Trust wrote down the cost of the

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


Semele stock to $4.125 per share (the quoted price of the Semele stock on NASDAQ at December 31, 1998) for a total realized loss of $186,105 in 1998. At December 31, 1998, the carrying value of the Semele stock was $86,497.

NOTE 4 - NOTES PAYABLE

     To finance the Company's investment in the Interests, the Company borrowed $35,910,625 under an Acquisition Credit Agreement from an institutional lender and assumed $3,990,070 under the ONC Demand Note from EFG. The term note with the institutional lender bears a fluctuating interest rate based on either LIBOR plus 4.5% or Prime plus 2%, the applicable rate being selected at the discretion of the Company. The term note is secured by the general assets and stock of the Company. In addition, EFG has pledged its Special Beneficiary Interests in the Trusts as security for the term loan. Repayment of principal and interest on the term loan is governed by terms specified in the Acquisition Credit Agreement. At December 31, 1998, the term loan had a principal balance outstanding of $21,395,000.

     Notes payable at December 31, 1998 also consisted of installment notes of $71,784,009 payable to banks and institutional lenders. The notes bear interest rates ranging between 5.69% and 14.46%, except for one note, which bears a fluctuating interest rate based on LIBOR (5.54% at December 31, 1998) plus a margin. All of the installment notes are non-recourse, and are collateralized by the equipment and assignment of the related lease payments. Generally, the installment notes will be fully amortized by noncancellable rents. However, the Trusts have balloon payment obligations of $40,450,000, $4,117,864 and $1,129,684 at the expiration of certain lease terms (those related to an SAS Aircraft, certain rail equipment and an MD-87 jet aircraft leased by Reno Air, Inc., respectively). During 1998, pursuant to the lease agreement, SAS exercised its option to extend the term of the existing lease for a period of two years, beginning December 30, 1998. As a result of SAS exercising the renewal lease option, the balloon payment has been postponed until the termination of the two-year extension period.

     Future principal payments due in connection with the above debt obligations are as follows:


            For the year ending December 31, 1999                          $        14,513,779
                                             2000                                   52,704,824
                                             2001                                    6,241,897
                                             2002                                   17,149,191
                                             2003                                    2,424,949
                              2004 and thereafter                                      144,369
                                                                           -------------------

                                            Total                          $        93,179,009
                                                                           ===================


     The Company issued a Demand Note in the amount of $1,100,000 (the "EFG Note") to acquire AFG ASIT Corporation from EFG. The note bears an annual interest rate of 11.5% and repayments thereof are subordinate to the Company's institutional indebtedness. The EFG Note is recorded as note payable - affiliate on the consolidated balance sheet. The carrying amount of the Company's indebtedness approximates fair value at December 31, 1998.

NOTE 5 - RELATED PARTY TRANSACTIONS

     The Company purchased the Interests and acquired AFG ASIT Corporation from EFG (see Note 1). Mr. Engle, a stockholder in the Company, owns and controls the general partner of EFG and is a limited partner in EFG. Mr. Coyne, also a stockholder in the Company, is an officer of EFG. EFG holds an 8.25% Special Beneficiary Interest in each of the Trusts and has deferred collection of distributions it is entitled to receive as Special Beneficiary in the Trusts until such time as the institutional indebtedness of the Company has been satisfied. Accordingly, EFG entered into a Pledge and Security Agreement (the "Pledge Agreement") with the Company's institutional lender. In consideration for EFG's

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


pledge, the Company created a note in favor of EFG which accrues the equivalent of all amounts absorbed by the Company as a result of the Pledge Agreement. The accumulated debt balance to EFG accrues interest at the rate of 11.5% per annum and is subordinate to the Company's institutional indebtedness. At December 31, 1998, the Company owed EFG $1,617,295 for such amounts loaned pursuant to the Pledge Agreement. In addition, the Company owes EFG $30,014 for liabilities of AFG ASIT Corporation which existed at the date of the Company's acquisition of AFG ASIT Corporation. These liabilities are recorded as accrued liabilities - affiliate on the accompanying Consolidated Balance Sheet.

     At December 31, 1998, the Company had accrued interest of $321,412 related to the EFG Note (see Note 4) and amounts loaned by EFG pursuant to the Pledge Agreement. This amount is recorded as accrued interest - affiliate on the Consolidated Balance Sheet. The collection of such amount is deferred until such time as the institutional indebtedness of the Company has been satisfied.

On August 8, 1998, the Company extended a loan of $1,750,000 to Mr. Engle and Mr. Coyne. The corresponding note receivable bears an interest rate of 7.5% and is payable on August 8, 2007.

     All operating expenses incurred by the Trusts are paid by EFG on behalf of the Trusts and EFG is reimbursed at its actual cost for such expenditures. Fees and other costs incurred during the year ended December 31, 1998 and the period ended December 31, 1997, which were paid or accrued by the Trusts to EFG or its Affiliates, are as follows:


                                                                         1998                  1997
                                                                   ---------------       ---------------

               Equipment acquisition fees                          $         5,378       $     1,958,975
               Equipment management fees                                 1,772,762             1,052,202
               Offering costs                                                   --               399,693
               Administrative charges                                      309,732               158,698
               Reimbursable operating
                    expenses due to third parties                        1,884,662             1,167,051
                                                                   ---------------       ---------------

                                              Total                $     3,972,534       $     4,736,619
                                                                   ===============       ===============


     EFG and its Affiliates were reimbursed for their out-of-pocket offering costs incurred on behalf of the Trusts in an amount equal to 1% of the gross proceeds of the four trusts which sold Class B Interests, pursuant to the Registration Statement on Form S-1.

     As provided under the terms of the Trust Agreement, EFG is compensated for its services to the Trusts. Such services include all aspects of acquisition, management and sale of equipment. For acquisition services, EFG was compensated by an amount equal to .28% of Asset Base Price paid by the Trusts for each asset acquired for the Trusts' initial asset portfolio. For reinvestment acquisitions during the Trusts' initial reinvestment periods, EFG was compensated by an amount equal to 3% of Asset Base Price paid by the Trusts. For subsequent reinvestment activity, EFG is compensated by an amount equal to 1% of asset base price paid by the Trusts. For management services, EFG is compensated by an amount equal to (i) 5% of gross operating lease rental revenue and 2% of gross full payout lease rental revenue received by the Trusts with respect to assets acquired on or prior to the expiration of their initial reinvestment periods or
(ii) 2% of gross lease rental revenue received by the Trusts for equipment acquisitions subsequent to the initial reinvestment periods. Both of these fees are subject to certain limitations defined in the Trust Agreements. For non-equipment investments other than cash, AFG ASIT Corporation receives an annualized management fee of 1%.

     Administrative charges represent amounts owed to EFG, pursuant to Section 10.4(c) of the Trust Agreement, for persons employed by EFG who are engaged in providing administrative services to the Trusts. Reimbursable operating

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


expenses due to third parties represent costs paid by EFG on behalf of the Trusts which are reimbursed to EFG at actual cost.

     All equipment was purchased from EFG, one of its Affiliates, or directly from third-party sellers. The Trusts' purchase price is determined by the method described in Note 1, Equipment on Lease.

     All rents and proceeds from the sale of equipment are paid by the lessees directly to either EFG or to a lender. EFG temporarily deposits collected funds in a separate interest-bearing escrow account prior to remittance to the Trusts. At December 31, 1998, the Trusts were owed $1,300,208 by EFG for such funds and the interest thereon. These funds were remitted to the Trusts in January 1999.

     During 1998, one of the Trusts purchased limited partnership units (the "Units") in AFG International Limited Partnership (the "Partnership"), a real estate limited partnership sponsored by EFG that owns two commercial buildings leased to an investment-grade educational institution. The Trust purchased 7.25 Units at a cost of $100,000 per unit for an aggregate purchase price of $725,000. As a result of the purchase of the Units, the Trust owns approximately 22.5% of the Partnership. The Trust accounts for its investment in the Partnership under the equity method of accounting. As such, the carrying value of the Trust's investment in the Partnership is increased or decreased by an amount equal to the Trust's share of the Partnership's income or losses, respectively, and decreased for any distributions received from the Partnership. At December 31, 1998, this investment had a carrying balance of $699,626 and is reflected as Investment - affiliate on the accompanying Consolidated Balance Sheet.

NOTE 6 - LEGAL PROCEEDINGS

     On or about January 15, 1998, certain plaintiffs (the "Plaintiffs") filed a class and derivative action, captioned LEONARD ROSENBLUM, ET AL. V. EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, ET AL., in the United States District Court for the Southern District of Florida (the "Court") on behalf of a proposed class of investors in 28 equipment leasing programs sponsored by EFG, including the Trusts (collectively, the "Nominal Defendants"), against EFG and a number of its affiliates, including AFG ASIT Corporation, as defendants (collectively, the "Defendants"). Certain of the Plaintiffs, on or about June 24, 1997, had filed an earlier derivative action, captioned LEONARD ROSENBLUM, ET AL. V. EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, ET AL., in the Superior Court of the Commonwealth of Massachusetts on behalf of the Nominal Defendants against the Defendants. Both actions are referred to herein collectively as the "Class Action Lawsuit."

     The Plaintiffs have asserted, among other things, claims against the Defendants on behalf of the Nominal Defendants for violations of the Securities Exchange Act of 1934, common law fraud, breach of contract, breach of fiduciary duty, and violations of the partnership or trust agreements that govern each of the Nominal Defendants. The Defendants have denied, and continue to deny, that any of them have committed or threatened to commit any violations of law or breached any fiduciary duties to the Plaintiffs or the Nominal Defendants.

     On July 16, 1998, counsel for the Defendants and the Plaintiffs executed a Stipulation of Settlement setting forth terms pursuant to which a settlement of the Class Action Lawsuit is intended to be achieved and which, among other things, is expected to reduce the burdens and expenses attendant to continuing litigation. The Stipulation of Settlement was based upon and superseded a Memorandum of Understanding between the parties dated March 9, 1998 which outlined the terms of a possible settlement. The Stipulation of Settlement was filed with the Court on July 23, 1998 and was preliminarily approved by the Court on August 20, 1998 when the Court issued its "Order Preliminarily Approving Settlement, Conditionally Certifying Settlement Class and Providing for Notice of, and Hearing on, the Proposed Settlement" (the "August 20 Order"). On March 15, 1999, counsel for the Plaintiffs and the Defendants entered into an amended stipulation of settlement (the "Amended Stipulation") which was filed with the Court on March 15, 1999. The Amended Stipulation was preliminarily approved by the Court by its "Modified Order Preliminarily Approving Settlement, Conditionally Certifying Settlement Class and Providing For Notice of, and Hearing On, the Proposed Settlement" dated

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


March 22, 1999 (the "March 22 Order"). The Amended Stipulation, among other things, divided the Class Action Lawsuit into two separate sub-classes that can be settled individually. See Note 8 - Subsequent Events.

     In addition to the foregoing, the Trusts are parties to other lawsuits that have arisen out of the conduct of its business, principally involving disputes or disagreements with lessees over lease terms and conditions. The following action had not been finally adjudicated at December 31, 1998:

ACTION INVOLVING NATIONAL STEEL CORPORATION

     EFG, on behalf of the Trusts and certain affiliated investment programs (collectively, the "Plaintiffs"), filed an action in the Commonwealth of Massachusetts Superior Court, Department of the Trial Court in and for the County of Suffolk on July 27, 1995, for damages and declaratory relief against a lessee of the Trusts, National Steel Corporation ("National Steel"). The Complaint seeks reimbursement from National Steel of certain sales and/or use taxes paid to the State of Illinois in connection with equipment leased by National Steel from the Plaintiffs and other remedies provided under the Master Lease Agreement ("MLA"). On August 30, 1995, National Steel filed a Notice of Removal, which removed the case to United States District Court, District of Massachusetts. On September 7, 1995, National Steel filed its Answer to the Plaintiff's Complaint along with Affirmative Defenses and Counterclaims and sought declaratory relief, alleging breach of contract, implied covenant of good faith and fair dealing, and specific performance. The Plaintiffs filed an Answer to National Steel's Counterclaims on September 29, 1995. The parties discussed settlement with respect to this matter for some time; however, the negotiations were unsuccessful. The Plaintiffs filed an Amended and Supplemental Complaint alleging further default under the MLA and filed a motion for Summary Judgment on all claims and Counterclaims. The Court held a hearing on the Plaintiff's motion in December 1997 and later entered a decision dismissing certain of National Steel's Counterclaims, finding in favor of the Plaintiffs on certain issues and in favor of National Steel on other issues. In March 1999, the Plaintiffs obtained payment for certain of the disputed items and have resumed settlement discussions to resolve remaining issues. AFG ASIT Corporation does not believe that the resolution of the remaining claims will have a material effect on the Trusts' financial position or results of operations. See Note 8 - Subsequent Events.

NOTE 7 - YEAR 2000 (UNAUDITED)

     The Year 2000 Issue generally refers to the capacity of computer programming logic to correctly identify the calendar year. Many companies utilize computer programs or hardware with date sensitive software or embedded chips that could interpret dates ending in "00" as the year 1900 rather than the year 2000. In certain cases, such errors could result in system failures or miscalculations that disrupt the operations of the affected businesses. The Company uses information systems provided by EFG and has no information systems of its own. EFG has adopted a plan to address the Year 2000 Issue that consists of four phases: assessment, remediation, testing, and implementation and has elected to utilize principally internal resources to perform all phases. EFG has completed substantially all of its Year 2000 project at an aggregate cost of less than $50,000 and at a di minimus cost to the Company. All costs incurred in connection with EFG's Year 2000 project have been expensed as incurred.

     EFG's primary information software was coded by a third party at the point of original design to use a four digit field to identify calendar year. All of the Company's and the Trusts' lease billings, cash receipts and equipment remarketing processes are performed using this proprietary software. In addition, EFG has gathered information about the Year 2000 readiness of significant vendors and third party servicers and continues to monitor developments in this area. All of EFG's peripheral computer technologies, such as its network operating system and third-party software applications, including payroll and electronic banking, have been evaluated for potential programming changes and have required only minor modifications to function properly with respect to dates in the year 2000 and thereafter. EFG understands that each of its, the Company's and the Trusts' significant vendors and third-party servicers are in the process, or have completed the process, of making their systems Year 2000 compliant. Substantially all parties queried indicated that their systems would be Year 2000 compliant by the end of 1998.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


     Presently, EFG is not aware of any outside customer with a Year 2000 Issue that would have a material effect on the Company's or Trusts' results of operations, liquidity, or financial position. The Company's and Trusts' equipment leases were structured as triple net leases, meaning that the lessees are responsible for, among other things, (i) maintaining and servicing all equipment during the lease term, (ii) ensuring that all equipment functions properly and is returned in good condition, normal wear and tear excepted, and
(iii) insuring the assets against casualty and other events of loss. Non-compliance with lease terms on the part of a lessee, including failure to address Year 2000 Issues, could result in lost revenues and impairment of residual values of the Company's equipment assets under a worst-case scenario.

     EFG believes that its Year 2000 compliance plan will be effective in resolving all material Year 2000 risks in a timely manner and that the Year 2000 Issue will not pose significant operational problems with respect to its computer systems or result in a system failure or disruption of its, the Company's or the Trusts' business operations. However, EFG has no means of ensuring that all customers, vendors and third-party servicers will conform ultimately to Year 2000 standards. The effect of this risk to the Company is not determinable.

NOTE 8 - SUBSEQUENT EVENTS

EQUIPMENT

     In January 1999, certain Trusts sold a McDonnell Douglas MD-82 aircraft formerly leased to Alaska Airlines, Inc. The Trusts received sale proceeds of $10,402,965. At December 31, 1998, the net carrying value of this aircraft to the Trusts was $9,346,384.

INVESTMENT IN KETTLE VALLEY

     On March 1, 1999, certain Trusts (collectively, the "Buyers") formed EFG/Kettle Development LLC, a Delaware limited liability company, for the purpose of acquiring a 49.9% indirect ownership interest (the "Interest") in a real estate development in Kelowna, British Columbia called Kettle Valley. EFG/Kettle Development LLC, upon receiving the Buyers' equity investment, purchased the Interest from a special purpose company ("SPC") whose subsidiaries own a 99.9% limited partnership interest in Kettle Valley Development Limited Partnership ("KVD LP"). The SPC and its subsidiaries were established by the seller, in part, for income tax purposes and have no business interests other than the development of Kettle Valley. KVD LP is a Canadian Partnership that owns the property, consisting of approximately 280 acres of land. The project, which is in the early stages of being marketed to home buyers, is zoned for 1,000 residential units in addition to commercial space that, currently, is being constructed. The seller is an unaffiliated third-party company and has retained the remaining 50.1% ownership interest in the SPC. A newly organized Canadian affiliate of EFG replaced the original general partner of KVD LP on March 1, 1999.

     The Trusts' ownership share in EFG/Kettle Development LLC had a cost of $8,750,000, which was funded with cash of $6,116,847 and a non-recourse note for $2,633,153. The note bears interest at an annualized rate of 7.5% and will be fully amortized over 34 months commencing April 1, 1999. The note is secured only by the Trusts' stock interests in the SPC. In addition, the seller purchased a residual sharing interest in a Boeing 767-300 owned by the Buyers and leased to Scandinavian Airlines System. The seller paid $3,013,206 to the Buyers for the residual interest, which is subordinate to certain preferred payments to be made to the Buyers in connection with the aircraft. Payment of the residual interest is due only to the extent that the Trusts receive net residual proceeds from the aircraft. The residual interest is non-recourse to the Buyers.

ACTION INVOLVING NATIONAL STEEL

     On May 10, 1999, EFG, on behalf of the Trusts and certain affiliated investment programs, entered into an agreement with National Steel to settle all outstanding matters of dispute.

                              EQUIS II CORPORATION

                   Notes to Consolidated Financial Statements

                                   (Continued)


CLASS ACTION LAWSUIT

     On May 26, 1999, the Court entered an Order and Final Judgment approving settlement of the Trust Class and the transactions contemplated thereby, finding that the settlement is in all respects, fair, reasonable and adequate. The second action, not involving the Trusts, remains pending.

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).

The pro forma financial statements of Semele Group, Inc. are presented below.


                                      INDEX


                                                                               Page
                                                                               ----
Pro Forma Consolidated Balance Sheet (Unaudited)
at September 30, 1999                                                           37

Pro Forma Consolidated Statement of Operations (Unaudited)                      38
for the nine months ended September 30, 1999

Pro Forma Consolidated Statement of Operations (Unaudited)
for the year ended December 31, 1998                                            39

Notes to Pro Forma Consolidated Financial Statements                            40


                PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                               September 30, 1999

                                SEMELE GROUP INC.

                                                                                   Adjustments                Pro Forma
Assets                                                             Semele         and Eliminations            Consolidated
------                                                             ------         ----------------            ------------

Cash and cash equivalents                                     $       5,198,924   $              --          $       5,198,924
Rents receivable                                                         89,517                  --                     89,517
Accounts receivable - affiliates                                         11,401                  --                     11,401
Interest receivable - affiliates                                        359,829                  --                    359,829
Notes receivable - affiliates                                         2,725,695                  --                  2,725,695
Foreclosed real estate held for sale, net                            10,024,793                  --                 10,024,793
Investment in Kirkwood                                                  750,000                  --                    750,000
Investments in partnerships and trusts                                3,603,999                  --                  3,603,999
Land                                                                  1,929,000                  --                  1,929,000
Building, net of accumulated depreciation                            10,846,022                  --                 10,846,022
Other assets                                                            453,952                  --                    453,952
Special Beneficiary interests                                                --           9,652,500    (2)           9,652,500
Investment in Equis II Corporation                                           --          19,586,000    (1)          19,586,000
                                                              -----------------   -----------------          -----------------

         Total assets                                         $      35,993,132   $      29,238,500          $      65,231,632
                                                              =================   =================          =================

LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' EQUITY

Notes payable                                                 $       6,695,193   $              --          $       6,695,193
                                                                                          9,652,500    (2)
Notes payable - affiliates                                           14,869,500          19,586,000    (1)          44,108,000
Accrued interest                                                         58,919                  --                     58,919
Accrued liabilities                                                     895,917                  --                    895,917
Accrued liabilities - affiliate                                          71,118                  --                     71,118
Deferred rental income                                                   28,614                  --                     28,614
Cash distributions payable                                               45,342                  --                     45,342
                                                              -----------------   -----------------          -----------------

         Total liabilities                                           22,664,603          29,238,500                 51,903,103
                                                              -----------------   -----------------          -----------------


Minority interest                                                     3,779,262                  --                  3,779,262
                                                              -----------------   -----------------          -----------------

         Total Minority interest                                      3,779,262                  --                  3,779,262
                                                              -----------------   -----------------          -----------------

Stockholders' equity (deficit):
   Common stock, $0.10 par value,
     5,000,000 shares authorized,
     2,080,185 issued                                                                            --
                                                                    170,663,365                  --                170,663,365

   Accumulated deficit                                             (144,905,123)                 --               (144,905,123)
   Deferred compensation, 101,183 shares                             (1,720,104)                 --                 (1,720,104)
    Treasury stock at cost, 901,025 shares                          (14,488,871)                 --                (14,488,871)
                                                              ------------------  -----------------          ------------------

         Total stockholders' equity                                   9,549,267                  --                  9,549,267
                                                              -----------------   -----------------          -----------------

                                                              $      35,993,132   $      29,238,500          $      65,231,632
                                                              =================   =================          =================

Book value per share, 1,179,160 shares outstanding            $            8.10                              $            8.10
                                                              ===================                            =================



             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                     for the nine months ended September 30, 1999

                                SEMELE GROUP INC.


                                                                                       Adjustments                 Pro Forma
                                                                    Semele          and Eliminations             Consoldiated
                                                                    ------          ----------------             ------------

INCOME
Equipment activities:
  Lease revenue                                               $         895,957    $              --          $         895,957
  Gain on sale of equipment                                              17,250                   --                     17,250
                                                              -----------------    -----------------          -----------------

  Total, equipment activities                                           913,207                   --                    913,207
                                                              -----------------    -----------------          -----------------

Lending and investing activities:
  Income on investments                                                 215,814                   --                    215,814
  Interest on loans to affiliates                                       234,447                   --                    234,447
                                                              -----------------    -----------------          -----------------

  Total, lending and investing activities                               450,261                   --                    450,261
                                                              -----------------    -----------------          -----------------

Income from Equis II Corporation                                             --              709,152                    709,152
Other income                                                             19,132                   --                     19,132
                                                              -----------------    -----------------          -----------------

  Total other income                                                     19,132              709,152                    728,284
                                                              -----------------    -----------------          -----------------


         Total income                                                 1,382,600              709,152                  2,091,752
                                                              -----------------    -----------------          -----------------


EXPENSES

Net loss from operations of foreclosed real estate
  held for sale                                                         473,163                   --                    473,163

Depreciation and amortization                                           405,839                   --                    405,839
General and administrative                                              812,836                   --                    812,836
General and administrative - affiliate                                  113,842                   --                    113,842
Interest expense                                                        407,596                   --                    407,596
Interest expense - affiliates                                           879,179            1,646,268                  2,525,447
Recovery of losses on loans,
  notes and interest receivable                                         (77,120)                  --                    (77,120)
                                                              -----------------    -----------------          -----------------

         Total expenses                                               3,015,335            1,646,268                  4,661,603
                                                              -----------------    -----------------          -----------------

Net income (loss)                                             $      (1,632,735)   $        (937,116)         $      (2,569,851)
                                                              =================    ==================         =================

Net loss per share of common stock basic (Based on
the weighted average number of shares outstanding
during the period, 1,156,074)                                 $         (1.41)                                $          (2.22)
                                                              ===============                                 ================


           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                      for the year ended December 31, 1998

                                SEMELE GROUP INC.

                                                                                      Adjustments                 Pro Forma
                                                                    Semele         and Eliminations             Consolidated
                                                                    ------         ----------------             ------------

INCOME
Equipment activities:
  Lease revenue                                               $         395,163   $              --          $         395,163
  Gain on sale of equipment                                               7,000                  --                      7,000
                                                              -----------------   -----------------          -----------------

  Total, equipment activities                                           402,163                  --                    402,163
                                                              -----------------   -----------------          -----------------

Lending and investing activities:
  Income on investments                                                 382,282                  --                    382,282
  Interest on loans to third parties                                    269,000                  --                    269,000
  Interest on loans to affiliates                                       104,771                  --                    104,771
                                                              -----------------   -----------------          -----------------

  Total, lending and investing activities                               756,053                  --                    756,053
                                                              -----------------   -----------------          -----------------

Other income                                                                 --                  --                         --
                                                              -----------------   -----------------          -----------------

         Total income                                                 1,158,216                  --                  1,158,216
                                                              -----------------   -----------------          -----------------


EXPENSES

Net loss from operations of foreclosed real
  estate held for sale                                                  730,249                  --                    730,249

Depreciation and amortization                                           251,815                  --                    251,815
General and administrative                                              994,185                  --                    994,185
General and administrative - affiliate                                  152,201                  --                    152,201
Interest expense                                                        187,006                  --                    187,006
Interest expense - affiliates                                           685,783           2,195,025                  2,880,808
Recovery of losses on loans,

  notes and interest receivable                                        (383,176)                 --                   (383,176)
Loss from Equis II Corporation                                               --           1,022,576                  1,022,576
                                                              -----------------   -----------------          -----------------

         Total expenses                                               2,618,063           3,217,601                  5,835,664
                                                              -----------------   -----------------          -----------------

Net loss                                                      $      (1,459,847)  $      (3,217,601)         $      (4,677,448)
                                                              =================   =================          =================

Net loss per share of common stock basic (Based on
the weighted average number of shares outstanding
during the period, 1,182,810)                                 $         (1.23)                               $         (3.95)
                                                              ===============                                ===============


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                SEMELE GROUP INC.

The accompanying pro forma consolidated financial statements of Semele Group Inc. (the "Company") have been prepared to give effect to the Company's purchase of the Special Beneficiary interests and an 85% interest in Equis II Corporation. The Special Beneficiary interests will be recorded using the equity method of accounting and the carrying balance reduced by the amount of future cash distributions received from the Trusts. Those receipts will be used to pay down the Company's purchase price indebtedness for this asset. (The debt obligation is non-recourse to the extent that future cash receipts are insufficient to amortize the entire debt obligation.) The Company's investment in Equis II will be recorded at cost and accounted for under the equity method of accounting until such time that the Voting Trust agreement (referred to under Item 2 herein) is terminated. In order to prepare the pro forma consolidated financial statements, certain assumptions and adjustments were made that are described in the notes below.

For purposes of preparing the pro forma consolidated balance sheet, it was assumed that the purchase transaction occurred on September 30, 1999.

For purposes of preparing the pro forma consolidated statements of operations, it was assumed that the purchase transaction occurred on January 1, 1998.

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 1999 AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998

1. To record the Company's purchase of an 85% interest in Equis II Corporation.

     The purchase of an 85% interest in Equis II Corporation was recorded at cost and accounted for under the equity method of accounting. Under the equity method of accounting, the carrying amount of the Company's investment is (i) increased to reflect the Company's share of income of the investee and (ii) reduced to reflect the Company's share of losses of and cash distributions from the investee. For the nine months ended September 30, 1999, the Company would have recognized income of $709,152 from its investment in Equis II Corporation. For the year ended December 31, 1998, the Company would have recognized a net loss of $1,022,576 from its investment in Equis II Corporation.

2. To record the Company's purchase of the Special Beneficiary interests.

     The Special Beneficiary interests were recorded using the equity method of accounting and represent an 8.25% carried interest in the Trusts. The carrying balance of this investment will be reduced by the amount of future cash distributions received from the Trusts. Those receipts will be used to amortize the Company's purchase price indebtedness for this asset. (The debt obligation is non-recourse to the extent that future cash receipts are insufficient to amortize the entire debt obligation.) For the nine months ended September 30, 1999, the Trusts declared cash distributions payable to the Special Beneficiary of $784,509. For the year ended December 31, 1998, the Trusts declared cash distributions payable to the Special Beneficiary of $1,118,001. These amounts would have reduced the Company's investment balance in the Special Beneficiary interests when received.

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).


         EXHIBITS FILED HEREWITH PURSUANT TO ITEM 601 OF REGULATION S-K.

EXHIBIT
NUMBER

     2.  Stock Purchase Agreement dated December 16, 1999 between (i) Gary
         D. Engle, James A. Coyne and four trusts for the benefit of Mr. Engle's children and (ii) Semele Group Inc.

                     --------------------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMELE GROUP INC.

(Registrant)

By: /S/ JAMES A. COYNE                               Date:  JANUARY 06, 2000
    -----------------------                                 ----------------
     James A. Coyne
     President and Chief Operating
     Officer and a Director